Exhibit 10.8

KIMCO REALTY CORPORATION
2010 EQUITY PARTICIPATION PLAN

PERFORMANCE SHARE AWARD GRANT NOTICE

Kimco Realty Corporation, a Maryland corporation, (the “Company”), pursuant to its 2010 Equity Participation Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), a Performance Share Award (“Performance Shares”).  Each Performance Share represents the right to receive one share of Restricted Stock (as defined in the Plan) upon the achievement of certain performance goals (“Restricted Shares”).  This award is subject to all of the terms and conditions set forth herein and in the Performance Share Award Agreement attached hereto as Exhibit A (the “Performance Share Award Agreement”) and the Plan, each of which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Performance Share Award Agreement.

Participant:	[ ]
Grant Date:	[ ] [ ], [ ]
Target Number of Performance Shares:	[ ]
Performance Period:	January 1, [ ] – December 31, [ ]
Performance Goals:

Participant is eligible to be awarded Restricted Shares as of the Payment Date based upon the Company’s attainment of the Performance Goals set forth in Section 2.2(b) of the Performance Share Award Agreement during the Performance Period.

The Performance Goals applicable to this Performance Share Award relate to the Company’s achievement of Total Stockholder Return relative to its Peer Group.

Termination:

Except as otherwise set forth in the Performance Share Award Agreement, Participant shall forfeit all Performance Shares upon Participant’s Termination of Service prior to the Payment Date.

In addition, Restricted Shares awarded on the Payment Date shall be subject to forfeiture upon Participant’s Termination of Service in accordance with Section 3.5 of the Performance Share Award Agreement.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Performance Share Award Agreement and this Grant Notice.  Participant has reviewed the Performance Share Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Performance Share Award Agreement and the Plan.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Performance Share Award Agreement.

KIMCO REALTY CORPORATION:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO PERFORMANCE SHARE AWARD GRANT NOTICE

KIMCO REALTY CORPORATION PERFORMANCE SHARE AWARD AGREEMENT

Pursuant to the Performance Share Award Grant Notice (the “Grant Notice”) to which this Performance Share Award Agreement (this “Agreement”) is attached, Kimco Realty Corporation, a Maryland corporation (the “Company”), has granted to Participant a performance share award (“Performance Shares”) under the Kimco Realty Corporation 2010 Equity Participation Plan, as amended from time to time (the “Plan”).

ARTICLE 1.

GENERAL

1.1

Defined Terms.  Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a)

“Common Stock Price” shall mean, as of a particular date, Fair Market Value (as defined in the Plan) for a share of Common Stock as of such date.

(b)

“Maximum TSR” shall mean, with respect to the period beginning on the Performance Commencement Date and ending on the Valuation Date, Total Stockholder Return of the Company equal to or in excess of 75th percentile (as determined in accordance with standard statistical methodology) of the range of total returns to stockholders of the constituent companies included in the Peer Group.

(c)

“Measurement Date” shall mean December 31 of the year in which the Grant Date occurs.

(d)

“Minimum TSR” shall mean, with respect to the period beginning on the Performance Commencement Date and ending on the Valuation Date, Total Stockholder Return of the Company equal to 25th percentile (as determined in accordance with standard statistical methodology) of the range of total returns to stockholders of the constituent companies included in the Peer Group.

(e)

“Payment Date” shall mean the date the Administrator determines that the Restricted Shares payable with respect to the Performance Shares, pursuant to Section 2.2(b), shall be awarded to Participant, which date shall be no later than sixty (60) days after the Valuation Date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exception from Section 409A of the Code).

(f)

“Peer Group” shall mean the Company’s peer group set forth on Exhibit B; provided, however, that if a constituent company in the Peer Group ceases to be actively traded, due, for example, to merger or bankruptcy or the Committee otherwise reasonably determines that it is no longer suitable for the purposes of this Agreement, then the Committee in its reasonable discretion shall select a comparable company to be added to the Peer Group for purposes of making the Total Stockholder Return comparison required by Section 2.2 hereof meaningful and consistent across the relevant measurement period.

(g)

“Performance Commencement Date” shall mean January 1 of the year in which the Grant Date occurs.

(h)

 “Performance Goals” shall mean the Total Stockholder Return goals described in Section 2.2(b) (including the Minimum TSR, Target TSR and Maximum TSR), each of which shall be measured with respect to the period beginning on the Performance Commencement Date and ending on the Valuation Date.

(i)

“Restrictions” shall mean the restrictions on sale or other transfer of the Restricted Shares set forth in Section 3.2 and the exposure to forfeiture of the Restricted Shares set forth in Section 3.5(a).

(j)

“Target TSR” shall mean, with respect to the period beginning on the Performance Commencement Date and ending on the Valuation Date, Total Stockholder Return of the Company equal to 50th percentile (as determined in accordance with standard statistical methodology) of the range of total returns to stockholders of the constituent companies included in the Peer Group.

(k)

“Total Stockholder Return” or “TSR” shall mean the percentage appreciation (positive or negative) in the Common Stock Price from the Performance Commencement Date to the Valuation Date, determined by dividing (i) the difference obtained by subtracting (A) the Performance Commencement Date Common Stock Price, from (B) the Common Stock Price on the Valuation Date plus all dividends paid on a share of common stock from the Performance Commencement Date to the Valuation Date by (ii) the Performance Commencement Date Common Stock Price.  Additionally, as set forth in, and pursuant to, Section 4.4 hereof, appropriate adjustments to the Total Stockholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 4.4 hereof that occur prior to the Valuation Date.

(l)

“Valuation Date” shall mean the earliest of (i) the Measurement Date or (b) the date upon which a Change in Control shall occur.

1.2

Incorporation of Terms of Plan.  The Performance Shares and any Restricted Shares paid with respect to the Performance Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE 2.

GRANT OF PERFORMANCE SHARES

2.1

Grant of Performance Shares.  In consideration of Participant’s past and/or continued employment with or service to the Company or an Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant an award of Performance Shares as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.

2.2

Performance-Based Right to Payment.

(a)

The payment of Restricted Shares with respect to Participant’s Performance Shares is contingent on the attainment of the Performance Goals.  Accordingly, Participant will not become entitled to payment with respect to the Performance Shares subject to this Agreement unless and until the Administrator determines whether and to what extent the Performance Goals have been attained.  Upon such determination by the Administrator and subject to the provisions of the Plan and this Agreement, Participant shall be entitled to payment of that portion of the Performance Shares as corresponds to the Performance Goals attained (as determined by the Administrator in its sole discretion) as set forth in Section 2.2(b) below.

(b)

Subject to Participant’s continued employment with the Company from the Grant Date through the Valuation Date, the number of Restricted Shares that shall be awarded pursuant to the Performance Shares shall be determined as of the Valuation Date, based on the Company’s Total Stockholder Return, as follows:

(i)

If, as of the Valuation Date, the Company’s TSR with respect to the period beginning on the Performance Commencement Date and ending on the Valuation Date is less than the Minimum TSR, then no Restricted Shares shall be awarded and the Performance Shares shall thereupon be forfeited.

(ii)

If, as of the Valuation Date, the Company’s TSR with respect to the period beginning on the Performance Commencement Date and ending on the Valuation Date is equal to the Minimum TSR, then the Company shall award to Participant that number of Restricted Shares equal to 50% of the Target Number of Performance Shares set forth on the Grant Notice.

(iii)

If, as of the Valuation Date, the Company’s TSR with respect to the period beginning on the Performance Commencement Date and ending on the Valuation Date is equal to the Target TSR, then the Company shall award to Participant that number of Restricted Shares equal to 100% of the Target Number of Performance Shares set forth on the Grant Notice.

(iv)

If, as of the Valuation Date, the Company’s TSR with respect to the period beginning on the Performance Commencement Date and ending on the Valuation Date is equal to the Maximum TSR, then the Company shall award to Participant that number of Restricted Shares equal to 150% of the Target Number of Performance Shares set forth on the Grant Notice.

(v)

The number of Restricted Shares to be awarded if the Company’s Total Stockholder Return is between the Minimum TSR and the Target TSR or between the Target TSR and the Maximum TSR shall be determined by means of linear interpolation.  For the avoidance of doubt, the maximum number of Restricted Shares that may be awarded to Participant hereunder shall be equal to that number of Restricted Shares equal to 150% of the Target Number of Performance Shares set forth on the Grant Notice; no additional Restricted Shares above 150% of the Target Number of Performance Shares set forth on the Grant Notice shall be awarded if the Company’s TSR exceeds the Maximum TSR.

2.3

Payment of Restricted Shares.  The number of Restricted Shares to be paid with respect to the Performance Shares, as set forth in Section 2.2(b), above, shall be awarded to Participant on the Payment Date, subject to Section 2.7, below, and shall be subject to the terms and provisions set forth in Article 3 below.

2.4

Change in Control.  Subject to Section 2.6 hereof, notwithstanding any contrary provision of this Agreement, in the event of a Change in Control at any time prior to the Measurement Date, that number of Restricted Shares determined pursuant to Section 2.2(b) hereof (and subject to Section 3.6 hereof) for the period beginning on the Performance Commencement Date and ending on the date of the Change in Control shall, pursuant to Section 13.2 of the Plan, be issued to Participant immediately prior to (and subject to the consummation of) such Change in Control.

2.5

Consideration to the Company.  In consideration of the grant of the award of Performance Shares by the Company, Participant agrees to render faithful and efficient services to the Company or any Affiliate.  Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.

2.6

Effect of Termination of Service.  Notwithstanding any contrary provision of this Agreement, upon Participant’s Termination of Service for any or no reason prior to the Payment Date, all rights with respect to any unpaid Performance Shares awarded pursuant to this Agreement shall immediately terminate, and Participant shall not be entitled to any payments or benefits with respect thereto.

2.7

Rights as Stockholder.  The holder of the Performance Shares shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Performance Shares and any Restricted Shares underlying the Performance Shares and deliverable hereunder unless and until such Restricted Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

ARTICLE 3.

AWARD OF RESTRICTED SHARES

3.1

Award of Restricted Shares.  On the Payment Date, the Company shall cause that number of shares of Restricted Stock (the “Restricted Shares”) to be registered in the name of Participant (which shall be entered in book entry form or held in custody by the Company or its designee, as determined by the Company in its sole discretion, until such time as the Restricted Shares become vested pursuant to Section 3.3) equal to the number of Performance Shares subject to this award that are payable pursuant to the achievement of the Performance Goals as set forth in Section 2.2(b), above.  Notwithstanding the foregoing, in the event shares of Restricted Stock cannot be issued pursuant to Section 3.7(a), (b) or (c) hereof, then the Restricted Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that shares of Restricted Stock can again be issued in accordance with Sections 3.7(a), (b) and (c) hereof.

3.2

Restrictions.  No unvested Restricted Shares shall be transferable by Participant and no unvested Restricted Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.2 shall not prevent transfers by will or by applicable laws of descent and distribution or transfers permitted for tax withholding purposes pursuant to Section 4.5(a)(ii).  Except as otherwise provided in Section 3.5, any Restricted Shares which are not vested upon Participant’s Termination of Service shall thereupon be forfeited immediately and without any further action by the Company.

3.3

Vesting of Restricted Shares.  The Restricted Shares delivered to the Participant on the Payment Date shall become vested and the Restrictions shall lapse with respect to 33 1/3% of the shares covered thereby on each of the second, third and fourth anniversaries of the Grant Date; provided, in each case, that Participant does not experience a Termination of Service during the period beginning on the Grant Date and ending on the applicable vesting date.

3.4

Rights as a Stockholder.  Participant shall have all of the rights of a stockholder with respect to the Restricted Shares, subject to the Restrictions, including the right to vote the Restricted Shares and to receive all dividends or other distributions paid or made with respect to the Restricted Shares.  Until such time as the Restrictions have lapsed, any certificates representing the Restricted Shares may bear such legends evidencing the Restrictions as may be determined by the Company in its discretion.

3.5

Effect of Termination of Service.

(a)

Forfeiture.  Notwithstanding any contrary provision of this Agreement, any Restricted Shares which remain unvested upon Participant’s Termination of Service shall thereupon be forfeited immediately and without any further action by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, will be entitled to no payments or benefits with respect thereto, unless the Administrator, as permitted pursuant to the terms of the Plan, determines in its sole discretion.

(b)

Acceleration of Vesting.  Notwithstanding Section 3.5(a), (i) the Restricted Shares shall become fully vested in the event of a Termination of Service as a result of Participant’s death or Disability, and (ii) the Restricted Shares may become vested in the Administrator’s discretion in accordance with Section 8.4 of the Plan.

(c)

Vesting upon Retirement.  Notwithstanding Section 3.5(a), the Restricted Shares shall remain outstanding following Participant’s Retirement and shall continue to vest, in accordance with the terms of this Agreement, on the vesting dates set forth in Section 3.3 as if Participant had remained continuously employed by the Company through the applicable vesting date; provided that no such Restricted Shares shall become vested following the date Participant violates any non-solicitation or other restrictive covenant applicable to Participant pursuant to any employment agreement, severance plan or otherwise.

3.6

Change in Control.  Notwithstanding any contrary provision of this Agreement and subject to Section 3.5 hereof, pursuant to Section 13.2 of the Plan, in the event of a Change in Control at any time on or following the Payment Date and prior to the fourth anniversary of the Grant Date in connection with which the successor corporation does not assume the Restricted Share Award or substitute equivalent rights for the Restricted Shares, the Restricted Shares shall vest and all Restrictions shall lapse immediately prior to the occurrence of (and subject to the consummation of) such Change in Control.  In the event that the successor corporation assumes the Restricted Share Award or substitutes equivalent rights, then no such acceleration shall occur and the Restricted Shares shall continue to be eligible to become vested in accordance with the vesting schedule set forth in Section 3.3.

3.7

Conditions to Delivery of Restricted Shares.  Subject to Section 4.5, the Restricted Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company.  Such shares of Common Stock shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any Restricted Shares deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:

(a)

The admission of such shares of Common Stock to listing on all stock exchanges on which such shares of Common Stock are then listed;

(b)

The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)

The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d)

The receipt by the Company of full payment for such shares of Common Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.5 hereof.

3.8

Section 83(b) Election.  Participant understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for shares of Common Stock and the Fair Market Value of such shares at the time the Restrictions on such shares lapse.  Participant understands that, notwithstanding the preceding sentence, Participant may be eligible to elect to be taxed at the time of the Payment Date, rather than at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Payment Date.  In the event Participant files an 83(b) Election, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Restricted Shares and the Fair Market Value of such shares as of the Payment Date.  Participant further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the Payment Date occurs.  Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the award of Restricted Shares hereunder, and does not purport to be complete. PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING PARTICIPANT’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF PARTICIPANT’S DEATH.

ARTICLE 4.

OTHER PROVISIONS

4.1

Administration.  The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Performance Shares.

4.2

Grant is Not Transferable.  During the lifetime of Participant, the Performance Shares may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Restricted Shares underlying the Performance Shares have been issued, and all restrictions applicable to such Restricted Shares have lapsed.  Neither the Performance Shares nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.3

Binding Agreement.  Subject to the limitation on the transferability of the Performance Shares contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.4

Adjustments Upon Specified Events.  The Administrator may accelerate payment of the Performance Shares in such circumstances as it, in its sole discretion, may determine.  In addition, upon the occurrence of certain events relating to the shares of the Common Stock contemplated by Section 13.2 of the Plan, the Administrator shall make such adjustments the Administrator deems appropriate in the number of Performance Shares then outstanding and the number and kind of securities that may be issued in respect of the Performance Shares.  Participant acknowledges that the Performance Shares are subject to amendment, modification and termination in certain events as provided in this Agreement and Section 13.2 of the Plan.

4.5

Withholding.

(a)

Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant of the Performance Shares or the issuance or vesting of the Restricted Shares.  Such payment shall be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Administrator, include:

(i)

Cash or check;

(ii)

Surrender of shares of Common Stock (including, without limitation, Restricted Shares otherwise payable pursuant to the Performance Shares, including any shares that cease to be subject to forfeiture upon the Participant’s Retirement but that are otherwise unvested) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or

(iii)

Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Restricted Shares payable pursuant to the Performance Shares, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).

(b)

The Company shall not be obligated to deliver any new certificate representing shares of Common Stock to Participant or Participant’s legal representative or enter such shares of Common Stock in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant of the Performance Shares or the issuance of Restricted Shares pursuant to the Performance Shares.

4.6

Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 4.6, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.7

Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.8

Governing Law.  The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.9

Conformity to Securities Laws.  Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Performance Shares are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.10

Amendments, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Performance Shares in any material way without the prior written consent of Participant.

4.11

Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth in Section 4.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

4.12

Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Performance Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.13

Entire Agreement.  The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.14

Section 409A.  The Performance Shares and Restricted Shares are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).  However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Performance Shares and/or the Restricted Shares (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Performance Shares and/or Restricted Shares to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

4.15

Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Performance Shares and the Restricted Shares, and rights no greater than the right to receive shares of Common Stock as a general unsecured creditor with respect to the Performance Shares and/or the Restricted Shares, as and when payable hereunder.  Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.

4.16

Stockholder Approval.  If the Company’s stockholders do not approve the Plan, in accordance with the terms of the Plan, on or prior to the Payment Date, this Performance Share Award shall be forfeited and no Restricted Shares or other compensation shall be issued hereunder.

EXHIBIT B

PEER GROUP

Acadia Realty Trust	The Macerich Co.
Agree Realty Corp.	Marriott International Inc.
Alexander’s Inc.	National Retail Properties Inc.
AMB Property Corp.	Pennsylvania Real Estate Investment Trust
Avalon Communities Inc.	ProLogis
Boston Properties Inc.	Public Storage
Brookfield Properties Corp.	Ramco-Gershenson Properties Trust
CBL & Associates Properties Inc.	Realty Income Corp.
Cedar Shopping Centers Inc.	Regency Centers Corp.
Developers Diversified Realty Corp.	Saul Centers Inc.
Duke Realty Corp.	Simon Property Group Inc.
Equity One Inc.	SL Green Realty Corp.
Equity Residential	Starwood Hotels & Resorts Worldwide Inc.
Federal Realty Investment Trust	Tanger Factory Outlet Centers Inc.
Getty Realty Corp.	Taubman Centers Inc.
Glimcher Realty Trust	Urstadt Biddle Properties Inc.
Host Hotels & Resorts Inc.	Ventas Inc.
Inland Real Estate Corp.	Weingarten Realty Investors
Kite Realty Group Trust

B-1